Exhibit 99.1

Amphenol	News Release

World Headquarters

358 Hall Avenue

P. O. Box 5030

Wallingford, CT 06492-7530

Telephone (203) 265-8900

FOR IMMEDIATE RELEASE

For Further Information:
Craig A. Lampo
Senior Vice President and
Chief Financial Officer
203-265-8625
www.amphenol.com

AMPHENOL ANNOUNCES

SECOND QUARTER 2016 DIVIDEND PAYMENT

Wallingford, Connecticut, April 29, 2016. Amphenol Corporation (NYSE:APH) announced today that its Board of Directors approved the second quarter 2016 dividend on its Common Stock in the amount of $.14 per share at its meeting held on April 28, 2016.  The Company will pay this second quarter 2016 dividend on or about July 7, 2016 to shareholders of record as of June 14, 2016.

Amphenol Corporation is one of the world’s largest designers, manufacturers and marketers of electrical, electronic and fiber optic connectors, interconnect systems, antennas, sensors and sensor-based products and coaxial and high-speed specialty cable.  Amphenol designs, manufactures and assembles its products at facilities in the Americas, Europe, Asia, Australia and Africa and sells its products through its own global sales force, independent representatives and a global network of electronics distributors.  Amphenol has a diversified presence as a leader in high growth areas of the interconnect market including:  Automotive, Broadband Communications, Commercial Aerospace, Industrial, Information Technology and Data Communications, Military, Mobile Devices and Mobile Networks.